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                                                                     Exhibit 3.1

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                       VOLTERRA SEMICONDUCTOR CORPORATION

      Jeffrey Staszak hereby certifies that:

      1. The original name of this corporation was Berkeley Integrated Technologies, Inc. and the date of filing the original Certificate of Incorporation with the Secretary of the State of Delaware was August 28, 1996.

      2. He is the duly elected and acting President and Chief Executive Officer of Volterra Semiconductor Corporation, a Delaware corporation.

      3. The Amended and Restated Certificate of Incorporation of this corporation (as amended from time to time, this "Certificate of Incorporation") is hereby amended and restated to read as follows:

                                       I.

      The name of the corporation is Volterra Semiconductor Corporation (the "Corporation" or the "Company").

                                      II.

      The address of the registered office of the Corporation in the State of Delaware is:

                        15 East North Street
                        Dover, DE 19901
                        County of Kent

      The name of the Corporation's registered agent at said address is Incorporating Services, Ltd.

                                      III.

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                      IV.

      A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Eighty Million (80,000,000) shares, Fifty Million (50,000,000) shares of which shall be Common Stock (the "Common Stock") and Thirty Million (30,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued by series as set forth herein. The
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first series of Preferred Stock shall be designated "Series A Preferred Stock"
and shall consist of Two Million One Hundred Twenty Thousand (2,120,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Seven Million Two Hundred Thousand (7,200,000) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Seven Million Two Hundred Thousand (7,200,000) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Five Million Six Hundred Thousand (5,600,000) shares. The fifth series of Preferred Stock shall be designated "Series E Preferred Stock" and shall consist of Six Million Seven Hundred Fifty Thousand (6,750,000) shares.

      B. The Preferred Stock may be issued from time to time in one or more series. The Company's Board of Directors (the "Board of Directors") is hereby authorized, subject to and within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      C. Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware:

            1. Each two (2) shares of the Company's Common Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value of one-tenth of one cent ($0.001) per share, of the Company. No fractional shares shall be issued in connection therewith. Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Common Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

            2. Each two (2) shares of the Company's Series A Preferred Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series A Preferred Stock, par value of one-tenth of one cent ($0.001) per share, of the Company. No fractional shares shall be issued in connection therewith. Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Series A Preferred Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

            3. Each two (2) shares of the Company's Series B Preferred Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series B Preferred Stock, par value of one-tenth of one cent ($0.001) per share,
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of the Company. No fractional shares shall be issued in connection therewith.
Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Series B Preferred Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

            4. Each two (2) shares of the Company's Series C Preferred Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series C Preferred Stock, par value of one-tenth of one cent ($0.001) per share, of the Company. No fractional shares shall be issued in connection therewith. Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Series C Preferred Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

            5. Each two (2) shares of the Company's Series D Preferred Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series D Preferred Stock, par value of one-tenth of one cent ($0.001) per share, of the Company. No fractional shares shall be issued in connection therewith. Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Series D Preferred Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

            6. Each two (2) shares of the Company's Series E Preferred Stock, par value of one-tenth of one cent ($0.001) per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series E Preferred Stock, par value of one-tenth of one cent ($0.001) per share, of the Company. No fractional shares shall be issued in connection therewith. Instead, the Company shall pay to any stockholder that would be entitled to receive a fractional share of Series E Preferred Stock as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share, as determined by the Company's Board of Directors.

      D. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

            1. DIVIDEND RIGHTS.

                  A. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in preference to the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the respective "Original Issue Price" per annum on each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The Original Issue Price of the Series A Preferred
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Stock shall be $0.50 (the "Series A Original Issue Price"), the Original Issue
Price of the Series B Preferred Stock shall be $1.50 (the "Series B Original Issue Price"), the Original Issue Price of the Series C Preferred Stock shall be $3.76 (the "Series C Original Issue Price"), the Original Issue Price of the Series D Preferred Stock shall be $8.00 (the "Series D Original Issue Price") and the Original Issue Price of the Series E Preferred Stock shall be $8.00 (the "Series E Original Issue Price"). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

                  B. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be outstanding, during any fiscal year, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until dividends in the amount of $0.04 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) on the Series A Preferred Stock, $0.12 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) on the Series B Preferred Stock, $0.3008 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) on the Series C Preferred Stock, $0.64 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) on the Series D Preferred Stock and $0.64 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) on the Series E Preferred Stock shall have been paid during that fiscal year. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in an amount per share (on an as-if-converted to Common Stock basis) equal to the amount paid or set aside for each share of Common Stock. The provisions of this
Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Board of Directors.

            2. VOTING RIGHTS.

                  A. GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be voted equally with the shares of Common Stock and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes as shall be equal to the nearest whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred Stock are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.
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                  B. SEPARATE VOTE OF SERIES E PREFERRED STOCK. For so long as at least 1,250,000 shares of Series E Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series E Preferred Stock after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred Stock, voting together as a single class, shall be necessary for effecting or validating any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series E Preferred Stock with respect to liquidation preference.

                  C. SEPARATE VOTE OF PREFERRED STOCK VOTING TOGETHER AS A SINGLE CLASS. For so long as at least 2,250,000 shares of Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Preferred Stock after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions:

                        (I) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock; or

                        (II) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Preferred Stock with respect to redemption, liquidation preference, antidilution, voting or dividends, or any increase in the authorized or designated number of any such new class or series.

                  D. SEPARATE VOTE OF PREFERRED STOCK VOTING AS A SEPARATE CLASS. For so long as at least 10% of the shares originally issued of the affected series of Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting such series of Preferred Stock after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of each affected series of Preferred Stock shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of this Certificate of Incorporation or the Company's Bylaws (the "Bylaws") (including any filing of a Certificate of Designation), that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of such affected series of Preferred Stock.

                  E. ELECTION OF BOARD OF DIRECTORS. The holders of the then outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Company (the "Series A Director"); the holders of the then outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Company (the "Series B Director"); the holders of the then outstanding shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Company (the "Series C Director"); the holders of the then outstanding shares of Common Stock, voting as a separate class, shall be entitled to elect two (2)
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directors of the Company (the "Common Directors"); and the holders of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together on an as-converted basis, shall be entitled to elect two
(2) directors of the Company (the "Joint Directors"). At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the Series A Director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the Series B Director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the Series C Director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Directors to be elected solely by the holders of Common Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock then outstanding, on an as-converted basis, shall constitute a quorum of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock for the election of the Joint Directors. A vacancy in any directorship elected by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock, a vacancy in any directorship elected by the holders of Series B Preferred Stock shall be filled only by vote of the holders of the Series B Preferred Stock, a vacancy in any directorship elected by the holders of Series C Preferred Stock shall be filled only by vote of the holders of the Series C Preferred Stock, a vacancy in any directorship elected by the holders of Common Stock shall be filled only by vote of the holders of Common Stock and a vacancy in the directorship elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Common Stock voting together shall be filled only by the vote of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Common Stock, voting together on an as-converted basis. Any director elected solely by the holders of Series A Preferred Stock may be removed only by vote of the holders of Series A Preferred Stock, any director elected solely by the holders of Series B Preferred Stock may be removed only by vote of the holders of Series B Preferred Stock, any director elected solely by the holders of Series C Preferred Stock may be removed only by vote of the holders of Series C Preferred Stock, any director elected solely by the holders of Common Stock may be removed only by vote of the holders of Common Stock and any director elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock may be removed only by a vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together on an as-converted basis. The rights of the holders of Series A Preferred Stock with respect to the election of the Series A Director shall terminate at such time that there are less than 700,000 shares of Series A Preferred Stock outstanding. The rights of the holders of the Series B
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Preferred Stock with respect to the election of the Series B Director shall terminate at such time that there are less than 2,000,000 shares of Series B Preferred Stock outstanding. The rights of the holders of the Series C Preferred Stock with respect to the election of the Series C Director shall terminate at such time that there are less than 1,550,000 shares of Series C Preferred Stock outstanding.

            3. LIQUIDATION RIGHTS.

                  A. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, subject to the rights of series of Preferred Stock which from time to time come into existence, before any distribution or payment shall be made to the holders of any Junior Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the holders of Series E Preferred Stock shall be entitled to be paid out of the assets of the Company an amount per share of Series E Preferred Stock equal to the sum of the Series E Original Issue Price plus all declared and unpaid dividends on the Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series E Preferred Stock held by them.

                  B. After the payment of the full liquidation preference of the Series E Preferred Stock as set forth in Section 3(a) above, subject to the rights of series of Preferred Stock which from time to time come into existence, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, equal to the sum of (i) the Series A Original Issue Price plus all declared and unpaid dividends on the Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series A Preferred Stock held by them, (ii) the Series B Original Issue Price plus all declared and unpaid dividends on the Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series B Preferred Stock held by them, (iii) the Series C Original Issue Price plus all declared and unpaid dividends on the Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series C Preferred Stock held by them, and (iv) the Series D Original Issue Price plus all declared and unpaid dividends on the Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) for each share of Series D Preferred Stock held by them.

                  C. After the payment of the full liquidation preference of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as set forth in Sections 3(a) and 3(b) above and any other distribution which may be required with respect to series of Preferred Stock which may from time to time come into existence, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock and Preferred Stock on an as-if-
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converted to Common Stock basis until such time as the holders of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have received an amount per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock equal to $1.50, $4.50, $6.60, $10.00 and $10.00, respectively (including the amounts received pursuant to Sections 3(a) and 3(b) above and as adjusted for any stock, dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), plus any declared but unpaid dividends. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock.

                  D. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Preferred Stock of the liquidation preference set forth in Sections 3(a) and 3(b) above, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, such assets shall be distributed among the holders of Preferred Stock at the time outstanding, ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and Series E Preferred Stock in the order set forth in Sections 3(a) and 3(b) above and in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

                  E. The following events shall be considered a liquidation under this Section 3:

                        (I) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the resulting company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (an "Acquisition"); or

                        (II) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

            4. CONVERSION RIGHTS.

                  The holders of the Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock (the "Conversion Rights"):

                  A. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any share of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Preferred Stock being converted.

                  B. CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Price," calculated as provided in Section 4(c) below. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B Price," calculated as provided in Section 4(c) below. The conversion rate in effect at any time for conversion of the Series C Preferred Stock (the "Series C Conversion Rate") shall be the quotient obtained by dividing the Series C Original Issue Price by the "Series C Price," calculated as provided in Section 4(c) below. The conversion rate in effect at any time for conversion of the Series D Preferred Stock (the "Series D Conversion Rate") shall be the quotient obtained by dividing the Series D Original Issue Price by the "Series D Price," calculated as provided in Section 4(c) below. The conversion rate in effect at any time for conversion of the Series E Preferred Stock (the "Series E Conversion Rate") shall be the quotient obtained by dividing the Series E Original Issue Price by the "Series E Price," calculated as provided in Section 4(c) below.

                  C. CONVERSION PRICE. Initially, the Series A Price shall be the Series A Original Issue Price, the Series B Price shall be the Series B Original Issue Price, the Series C Price shall be the Series C Original Issue Price, the Series D Price shall be the Series D Original Issue Price and the Series E Price shall be the Series E Original Issue Price. Such initial Series A Price, Series B Price, Series C Price, Series D Price and Series E Price, as the case may be, shall be adjusted from time to time in accordance with this Section
4. All references to the Series A Price, the Series B Price, Series C Price, Series D Price and Series E Price herein shall mean the Series A Price, Series B Price, Series C Price, Series D Price and Series E Price, respectively, as so adjusted.

                  D. MECHANICS OF CONVERSION. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder (or to the nominee or nominees of such holder) a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the particular series of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  E. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the filing date hereof (the "Original Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Preferred Stock, such Series A Price, Series B Price, Series C Price, Series D Price and Series E Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased as of the record date of such combination. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Preferred Stock, the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price, as the case may be, in effect immediately before such combination shall be proportionately increased as of the record date of such combination. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  F. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                  G. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of the holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(f) above, then, in each such case for the purpose of this subsection 4(g), the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  H. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  I. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  J. SALE OF SHARES BELOW THE SERIES A PRICE, THE SERIES B PRICE, THE SERIES C PRICE, THE SERIES D PRICE OR THE SERIES E PRICE.

                        (I) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4(e) above,
for an Effective Price (as hereinafter defined) less than the then effective Series A Price, Series B Price, Series C Price, Series D Price or Series E Price, as the case may be, then and in each such case the then existing Series A Price, Series B Price, Series C Price, Series D Price and Series E Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price, as the case may be, existing immediately prior to such issuance, by a fraction
(i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Price, the Series B Price, the Series C Price, the Series D Price or the Series E Price, as the case may be, existing immediately prior to such issuance, and
(ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the date immediately preceding the given date.

                        (II) For the purpose of making any adjustment required under this Section 4(j), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                        (III) For the purpose of the adjustment required under this Section 4(j), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Price, the Series B Price, the Series C Price, the Series D Price or the Series E Price in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than the cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Price, the Series B Price, the Series C Price, the Series D Price and the Series E Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                        (IV) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(j), whether or not subsequently reacquired or retired by the Company other than (1) shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock; (2) up to one million three hundred twenty-four thousand one hundred eighty-eight

(1,324,188) shares (or such greater number of shares approved by the Board of Directors and a majority in interest of the Company's stockholders) of Common Stock issuable or issued pursuant to options, warrants or other Common Stock purchase rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof), after the date that the first share of Series E Preferred Stock is issued, to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date and (4) shares of Common Stock (or options, warrants, or other rights to purchase such Common Stock) issued or issuable to persons or entities with which the Company has or is establishing business relationships (if such issuances are made in connection with transactions that do not have as a primary purpose equity financing) upon the express approval of the Board of Directors. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(j), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(j), for such Additional Shares of Common Stock.

                  K. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Price, the Series B Price, the Series C Price, the Series D Price or the Series E Price, as the case may be, for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Price, the Series B Price, the Series C Price, the Series D Price or the Series E Price, as the case may be, then in effect, (3) the number of Additional Shares of Common Stock and (4) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

                  L. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidated, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                  M. AUTOMATIC CONVERSION.

                        (I) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Price, Series B Price, Series C Price, Series D Price and Series E Price, as the case may be, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of (1) the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock voting together as a single class on an as-converted basis and (2) the Series E Preferred Stock voting as a separate class on an as-converted basis, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1993, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts and expenses) are at least $15,000,000, with a per share price of at least $10.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d) hereof.

                        (II) Upon the occurrence of an event specified in paragraph (i) above, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as the case may be, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as the case may be, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as the case may be. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of
Section 4(d) hereof.

                  N. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such function multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  O. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  P. NOTICES. Any notice required by the provisions of this
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile transmission if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                  Q. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

                  R. NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding shares of Preferred Stock as required under Sections 2(b) and 2(c) hereof, the Company shall not amend this Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

            5. REDEMPTION. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall not be redeemable by the Company.

            6. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

            7. NO PREEMPTIVE RIGHTS. Stockholders shall have no preemptive rights except as granted by the Company pursuant to written agreements.

                                       V.

      A. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      B. Any repeal or modification of this Article V shall only be prospective and shall not effect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                      VI.

      For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A. The management of the business and the conduct of the affairs of the Company shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

      B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

      C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

                                      VII.

      The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                     * * * *

      3. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

      4. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation has been executed this 6th day of July 2004.

                                     VOLTERRA SEMICONDUCTOR CORPORATION


                                     By:       /s/ Jeffrey Staszak
                                         -------------------------------
                                            Jeffrey Staszak, President and
                                            Chief Executive Officer